UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of

The Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):    January 5, 2005

Career Education Corporation

(Exact Name of Registrant as Specified in Charter)

Delaware	0-23245	36-3932190
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

2895 Greenspoint Parkway, Suite 600, Hoffman Estates, IL	60195
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (847) 781-3600

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01 Other Events.

Career Education Corporation will begin “teach-outs” at their Montreal and Fairmont, West Virginia campuses of its International Academy of Design and Technology (IADT) school group.

During the teach-out periods, both campuses will continue to operate and follow through with commitments to their current students to complete their programs at their current location.  Current students and those who had previously enrolled in either campus will have the choice to transfer to another IADT campus.

This decision to teach-out and eventually close the two campuses was based on disappointing financial performance at these two schools.  The company acquired these campuses in 1997, but they have not operated profitably despite company investments in improved operations.

The combined student population for the two schools was approximately 850, or less than 1.0 % of the company’s total student population, at October 31, 2004.  The teach-outs are expected to be substantially completed by the end of 2005.  The losses to be incurred at these campuses during calendar year 2005 are expected to be approximately $0.01 to $0.02 per fully diluted share.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

CAREER EDUCATION CORPORATION

By:	/s/ Patrick K. Pesch
Patrick K. Pesch
Executive Vice President, Chief Financial Officer, Treasurer and Secretary

Dated:  January 5, 2005